UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: April 19, 2023

(Date of earliest event reported)

PETRO USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0650451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

7325 Oswego Road
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

For Form 8-K

Petro USA, Inc.

		Page

Cautionary note regarding forward-looking statements
EXPLANATORY NOTE

Item 1.01	Entry into a Material Definitive Agreement	5

Item 2.01	Completion of Acquisition or Disposition off Assets	6

I	Description of Business	6

	Risk Factors	6

	Financial Information	12

	Properties	15

I	Security Ownership of Certain Beneficial Owners and Management	15

	Directors and Officers	16

	Executive Compensation	17

I	Certain Relationships and Related Transactions, and Director Independence	18

	Legal Proceedings	18

	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	18
18
I	Recent Sales of Unregistered Securities	19

	Description of Securities	19

	Indemnification of Directors and Officers	20

Item 5.06	Changes in Shell Company Status	21

IItem 9.01	Exhibits, Financial Statement Schedules	22

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i),

(ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

Petro USA, Inc. (“Petro USA”, “We”, or the “Company”) was started as All State Properties L.P., a limited partnership (the “Partnership”) was organized under the Revised Uniform Limited Partnership Act of Delaware on April 27, 1984 to conduct the business formerly carried on by its predecessor corporation, All State Properties, Inc. (the “Corporation”); and together with the Partnership, the “Company”. In March 2007 Hubei Longdan (Delaware), Inc. (“Longdan Delaware” and “Subsidiary”) was organized under the laws of the State of Delaware as a wholly owned subsidiary of the Company. Longdan Delaware had only nominal assets and no liabilities and had conducted no activities except in connection with the transactions contemplated by the Acquisition Agreement.  The Company together with Longdan Delaware referred to herein as the “Registrant”. Pursuant to a Plan of Liquidation adopted by shareholders of the Corporation on September 30, 1984, the Corporation transferred substantially all of its assets to the Partnership, and the Corporation distributed such limited partnership interests to its shareholders. The Registrant was engaged since inception in land development and the construction and sale of residential housing in various parts of the eastern United States and in Argentina with its most recent transactions being in Florida.

Since August 1999, the Company’s only business has been the ownership of a member interest of approximately 35% in Tunicom LLC, a Florida limited liability company (“Tunicom”). An affiliate of Tunicom was engaged in the ownership and operation of an adult rental apartment complex until the sale of the apartment complex in August 2000. Since that time, Tunicom’s only business was activities relating to its attempts to sell its only remaining asset, five acres of commercial and residential land in Broward County, Florida (the “Remaining Property”). For a description of the sale of the Remaining Property by Tunicom and the liquidating distribution by the Company, see Item 1(b)(i). Following the completion of the transactions described in Item 1(b)(ii) the Company became a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) because it has no or nominal operations and no or nominal assets (other than cash). In March 2007, the Company entered into an Acquisition Agreement which contemplates a reverse merger with a private operating Chinese pharmaceutical company provided that certain conditions are satisfied, including approval of the transaction by its partners (See Item 1(b)(ii)).

On November 2, 2007, the Company terminated the Acquisition Agreement based on the breach of its terms by Longdan.

On December 20, 2007, Belmont Partners, LLC (“Belmont”), a Virginia limited liability company, entered into an agreement (the “Agreement”) with the Company and Stanley R. Rosenthal, an individual resident of the State of Florida ("Rosenthal").

On March 3, 2008, Greenwich Holdings LLC (“Greenwich”), a New York limited liability company, entered into a purchase agreement (the “Purchase Agreement”) with the Company and Joseph Meuse, as General Partner of the Company and a Managing Member of Belmont Partners, LLC (“Belmont”), a Virginia limited liability company.

Under the terms of the Purchase Agreement, Belmont (the “Seller”), sold to Greenwich (the “Buyer”) fifty and one one-thousandth percent (50.001%) of the issued and outstanding partnership units (“Units”), which shall be not more than nine million Units (9,000,000) of the Company for one hundred eighty eight thousand U.S. dollars ($188,000.00). In conjunction with the Agreement, brokers in the transaction received 1,150,000 units and Garry McHenry received 200,000 units as compensation as the new general partner. Greenwich then received their 50.001% or 4,471,000 Unitsof the Company.  As of March 31, 2008, the outstanding Units issued totaled 8,809,065.

On May 29, 2008, our predecessor, All State Properties, L.P., a Delaware limited partnership (“ASP”), and All State Properties Holdings, Inc., a Nevada corporation and wholly-owned subsidiary of ASP (“ASPH”), entered into an Agreement and Plan of Merger.  On May 29, 2008, ASP merged with and into ASPH, so that ASP and ASPH became a single corporation named All State Properties Holdings, Inc. (the “Surviving Corporation”), which is a corporation and exists under, and is governed by, the laws of the State of Nevada (the “Merger”).

As a result of the Merger, all of the assets, property, rights, privileges, powers and franchises of ASP became vested in, held and enjoyed by the Surviving Corporation, the Surviving Corporation assumed all of the obligations of ASP and we changed our name from “All State Properties, L.P.” to “All State Properties Holdings, Inc.”

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of ASPH became the Certificate of Incorporation and By-laws of the Surviving Corporation.

In addition, each share of common stock of ASP that was issued and outstanding immediately prior to the Merger was converted into 1 issued and outstanding share of common stock of the Surviving Corporation (“Common Stock”), so that the holders of all of the issued and outstanding shares of common stock of ASP immediately prior to the Merger are the holders of Common Stock of the Surviving Corporation. All shares of ASPH owned by ASP immediately prior to the Merger were surrendered to the Surviving Corporation and cancelled.

All State Properties Holdings, Inc. was incorporated under the laws of the State of Nevada on April 24, 2008. On December 2, 2020, it changed its name to Petro USA, Inc. to reflect the new business direction of the Corporation. In addition, the majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to one hundred thousand in which each shareholder was issued one common share in exchange for every one hundred thousand common shares of their then issued common stock. Prior to the reverse split the Corporation had a total of 2,893,909,736 issued and outstanding shares of common stock, par value $0.0001.  On the effective date of the reverse split, they had a total of to 30,920 issued and outstanding shares of common stock, par value $0.0001.  New stock certificates are issued upon surrender of the shareholders’ old certificates.

The Company has a June 30 year end.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2023, the Registrant entered into a Stock Exchange Agreement with the shareholders of Veritaz Trading and Exim Private Limited, a company incorporated in India and registered under the Companies Act, 1956 having its registered office at S-61 Panscheel Park, New Delhi 110019 (hereinafter “Veritaz”). Under said Stock Exchange Agreement, the Registrant will acquired all of Veitaz 10,000 Ordinary Shares outstanding for 2,000,000 shares of the Registrant. As a result of said Agreement, Veritaz will became a wholly owned subsidiary of the Registrant. Veritaz is a company focused towards marketing technical and performance textiles in the Indian market and has bagged Indian market representations from pioneer technical textile & Field Medical Products and equipment’s. Further, Veritaz has also developed exclusive relationships in technical textile range to Indian armed forces, Paramilitary, MHA, B2B & B2C segments of the open Indian Market.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 14, 2023, the Registrant completed the acquisition of Veritaz. Under said Stock Exchange Agreement, the Registrant acquired all of Veritaz 10,000 Ordinary Shares outstanding for 2,000,000 shares of the Registrant. As a result, Veritaz became a wholly owned subsidiary of the Registrant.

Description of Business

On April 19, 2023, the Company acquired Veritz Trading and Axim Private Limited in a stock for stock trade. Veritaz Trading and Exim Private Limited was incorporated in India and registered under the Companies Act, 1956 having its registered office at S-61 Panscheel Park, New Delhi -110019. Veritaz is a company focused towards marketing technical and performance textiles in the Indian market and has bagged Indian market representations from pioneer technical textile & Field Medical Products and equipment’s. Further, Veritaz has also developed exclusive relationships in technical textile range to Indian armed forces, Paramilitary, MHA, B2B & B2C segments of the open Indian Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

General Risks Relating to our Business, Operations of Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Veritaz Trading and Exim Private Limited was incorporated in India and registered under the Companies Act, 1956 having its registered office at S-61 Panscheel Park, New Delhi -110019. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•              risks that we may not have sufficient capital to achieve our growth strategy;

•              risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•              risks that our growth strategy may not be successful; and

•              risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowd funding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated post-Share Exchange growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, including one in the United States, and new personnel will be required in all areas of our operations in order to implement our post-Share Exchange business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowd funding platform in multiple venues.

The regulations in India and in other countries could negatively affect our business.

Other than the India regulatory framework, there are currently are no laws or regulations that specifically govern US public companies operating in India or that require us to register with or seek permission from The India regulatory agency. Changes in local regulations within India relating to future offering of securities to the public, could negatively affect our operations in India. Such changes could result in our having to change our business model, which could negatively impact future revenues. Further, there are various regulators in India that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities. These regulators monitor financial activities and could determine that specific laws and regulations that apply to the financial sector. Such a determination could negatively affect our operations in India and impact our ability to operate our business and generate revenues. Additionally, the implementation of new regulations or the application of existing laws and regulations in other countries where Veritaz may wish to begin operations could have a negative impact on our future growth plans.

Changes in regulations within India governing our operations, specifically relating to the sale of securities to the public, could negatively affect our business.

Changes in local regulations within India relating to the offering of securities to the public could negatively affect the business operations of Veritaz within India. Such changes could result in the Company having to change its business model, which could negatively impact future revenues.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although Veritaz business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing Veritaz from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard Veritaz as being responsible for any impropriator behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Increasing competition within our emerging industry could have an impact on our business prospects.

Our products sold to the Indian military is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

Our business is subject to risks generally associated with fluctuating economic tendencies in the capital markets.

The demand for our products can change over time due to fluctuations in the global and local economies and in the related capital requirements of small and medium-sized enterprises. These fluctuations could negatively impact our future revenue streams.

Fluctuations in interest rates could impair the ability of companies to raise capital on the Veritaz platform.

Fluctuations in interest rates could influence the attractiveness for investors to allocate capital to small and medium-sized enterprises raising capital on our financial platform. This could result in reduced revenues to us.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, Joseph Passalaqua, Chief Executive Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe on their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offered in the market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We may need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

Although we expect in the future to raise sufficient funfs to implement our business plan, there can be no assurance that we will not require additional capital. The raising of additional capital could result in dilution to our stockholders. In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms. Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Risks Relating to our Securities

There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no public market for our Common Stock. Further, although our Common Stock is currently quoted on the OTC, trading of our Common Stock is minimal. When our stock does trade more vigorously, such trading may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Common Stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time. There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock. This would also make it more difficult for us to raise capital.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than

$5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●             that a broker or dealer approve a person’s account for transactions in penny stocks; and

●             the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●             Obtain financial information and investment experience objectives of the person; and

●             make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●              the basis on which the broker or dealer made the suitability determination; and

●              that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•               actual or anticipated variations in our operating results;

•               announcements of developments by us or our competitors;

•               announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•               adoption of new accounting standards affecting our Company’s industry;

•               additions or departures of key personnel;

•               sales of our Common Stock or other securities in the open market; and

•               other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of Common Stock offered hereby. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our Board of Directors. As of the closing of the Share Exchange, there will be 202,030,320 shares of our Common Stock and no shares of our preferred stock outstanding. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock will be initially quoted on the OTC.

Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Overview

The following discussion and analysis of our financial condition and results of operations (“MD&A”) should be read in conjunction with our financial statements and the accompanying notes to the financial statements included in this Form 10-K.

The MD&A is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Background

We have recently acquired Veritaz. Prior to that date, we did not engaged in any business operations. Therefore, these financial information, does not include the finances of Veritaz.

No revenue has been generated by the Company. That will change with th acquisition of Veritaz.

Results of Operations

Working Capital

	Dec. 31,	June 30,
	2022	2022

Current Assets	$—	$—
Current Liabilities	120,144	104,543
Working Capital (Deficit)	$(120,144)	$(104,543)

Cash Flows

	Dec. 31,	June 30,
	2022	2022

Cash Flows from (used in) Operating Activities	$—	$—
Cash Flows from (used in) Financing Activities	—	—
Net Increase (decrease) in Cash During Period	$—	$—

Three and Six Months Ended December 31, 2022 compared to Three and Six Month Ended December 31, 2021

Operating Revenues

We have generated no revenues for the three and six months ended December 31, 2022 and December 31, 2021.

Operating Expenses and Net Loss

Operating expenses for the three months ended December 31, 2022 were $13,703 compared with $2,753 for the three months ended December 31, 2021. The increase in operating expenses were attributable to an increase in other general and administrative expenses from $2,753 for the three months ended December 31, 2021 to $13,703 for the three months ended December 31, 2022.

Operating expenses for the six months ended December 31, 2022 were $15,461 compared with $8,783 for the six months ended December 31, 2021. The increase in operating expenses were attributable to an increase in other general and administrative expenses from $8,783 for the six months ended December 31, 2021 to $15,461 for the six months ended December 31, 2022.

During the three months ended December 31, 2022, the Company recorded a net loss of $13,773. compared with net loss of $2,824 for the three months ended December 31, 2021.

During the six months ended December 31, 2022, the Company recorded a net loss of $15,601. compared with net loss of $8,924 for the six months ended December 31, 2021.

Liquidity and Capital Resources

As of December 31, 2022, the Company's cash balance was $0 compared to cash balance of $0 as of June 30, 2022. As of December 31, 2022, the Company's total assets were $0 compared to total assets of $0 as of June 30, 2022.

As of December 31, 2022, the Company had total liabilities of $120,144 compared with total liabilities of $104,543 as of June 30, 2022. The increase in total liabilities is attributed to an increase in account payable and accrued liabilities from $21,089 for the year ended June 30, 2022 to $22,554 for the six months ended December 31, 2022, and an increase in account payable-related from $79,659 for the year ended June 30, 2022 to $93,655 for the six months ended December 31, 2022.

As of December 31, 2022, the Company has a working capital deficit of $120,144 compared with working capital deficit of $104,543 as of June 30, 2022.

Cashflow from Operating Activities

During the six months ended December 31, 2022 the Company used $0 cash for operating activities compared to the use of $0 cash for operating activities during the six months ended December 31, 2021.

Cashflow from Financing Activities

During the six months ended December 31, 2022 and December 31, 2021, the Company did not receive any cash from financing activities.

Subsequent Developments

None.

Going Concern

We have not attained profitable operations and are dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financing

The Company will consider selling securities in the future to fund operations. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. A complete summary of these policies is included in the notes to our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its President at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of December 31, 2022, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Sea Alive, Inc. (Joseph C. Passalaqua, owner)	Common	200,016,922	99.99%
106 Glenwood Drive
Liverpool, NY 13090

All Directors and officers as a group (1 members)	Common	200,016,922	99.99%

Directors and Executive Officers.

Our Board of Directors

The following table sets forth information regarding our current directors and each director nominee, as of the date of filing.

NAME	AGE	POSITION	DIRECTOR SINCE
Joseph C. Passalaqua	73	Director	2010

Joseph C. Passalaqua

Mr. Passalaqua, 73, was employed by Summit Auto Group from 2012 through 2016. He became President of Plantation Corp., in January of 2010. He is the owner of Prime Auto Group, LLC which he formed in August 2015.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of the dated of this filing, May 3, 2021.

NAME	AGE	POSITION	OFFICE SINCE
Joseph C. Passalaqua	73	Chief Executive Officer, CFO and Secretary	2010

Joseph C. Passalaqua’s biographical summary is included under “Our Board of Directors.

Executive Compensation.

Summary Compensation Table

The following table sets forth information concerning the compensation of our principal executive officer, our principal financial officer and each of our other executive officers during 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Joseph C. Passalaqua	2021	$0	$0	$0	$0	$0	$0	$0	$0
(Principal Chief Executive Officer, President and Director)	2022	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreements

The Company does not have employment agreements with any of its officers or directors and there are no other employees.

Directors Compensation

No director received compensation for services rendered in any capacity to us during the fiscal years ended June 30, 2021 and June 30, 2022.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

Certain Relationships and Related Transactions.

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Legal Proceedings.

None.

Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

(a)        Market Information

Our common stock trades on the OTC PINK Exchange under the ticker symbol “PBAJ” The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock (where the end of the quarter was on a weekend or holiday and in cases where there was otherwise no trading activity, the high and low prices nearest and prior to the date have been used):

FISCAL YEAR ENDED JUNE 30, 2021:	High	Low
September 30, 2020	$20.0000		$10.0000
December 31. 2020	$10.0000		$1.0100
March 31, 2021	$10.0000		$3.0100
June 30, 2021	$2.7600		$2.0000

FISCAL YEAR ENDED JUNE 30, 2022:
September 30, 2021	$1.0000	`	5.0000
December 31, 2021	$1.2500		$1.2500
March 31, 2022	$9.9900		$3.7500
June 30, 2022	$6.3640		$5.0000

(b)        Holders

As of December 31, 2022, there were approximately 1,514 holders of record of our common stock, not including holders who hold their shares in street name.

(c)        Dividends

The Company has never declared or paid any cash dividends. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

(d)        Equity Compensation Plan Information

The Company does not currently have an equity compensation plan but intends to adopt one in the future. In lieu of an equity compensation plan the Company has granted shares of restricted stock to its officers, directors and others for services periodically and as part of some of the officers’ employment agreements.

(e)        Information Related to Outstanding Shares

As of December 31, 2022, there were 200,030,920 shares of our common stock issued and outstanding.

All of our issued and outstanding common shares (of which 0 shares are owned by officers, directors) were issued and have been paid for and held for a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act when the Company has been reporting for 1 year and has ceased being a “shell company” as defined by Rule 144(i)..

The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with the company (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

Recent Sales of Unregistered Securities.

During the Company’s 2022 and 2011 fiscal years ending June 30th , the Company had no sales of unregistered securities.

Note that due to the price differential between the conversion price on certain notes and the most recent market prices, the Company’s auditor required it to take one-time non-cash charges deemed “beneficial conversions” despite the fact that no conversions had taken place.  This is simply an accounting convention designed to capture the expense to a Company for issuing shares below deemed market value, notwithstanding the fact that there was an extremely limited market for the Company’s common stock when the convertible notes were entered into and the fact that the shares were not actually issued at the time.

Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The authorized capital stock of Petro USA, Inc. consists of 500,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). As of December 31, 2022, there were 200,030.920 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The following description of certain matters relating to Petro USA, Inc. securities is a summary and is qualified in its entirety by the provisions of Petro USA, Inc. Certificate of Incorporation, the Amendment to the Articles of Incorporation and Bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Petro USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Petro USA, Inc.

Preferred Stock

The Company has 10,000,000 authorized shares of Preferred Stock, No shares are issued and outstanding.

Options

The Company has not issued any options to purchase shares of its common stock, although it may establish a qualified option plan at some point in the future.

Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item 5.06	Change in Shell Company Status.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01	Financial Statements and Exhibits.

(a)                     Financial statements of business acquired.

In accordance with Item 9.01(a), Petro USA, Inc.’s audited financial statements as of and for the years ended June 30, 2022 and June 30, 2021, unaudited financial statements for the three and six months ended December 31, 2022 and December 31, 2921,.are included in this Report beginning on Page F-1.

(b)                    Pro forma financial information.

In accordance with Item 9.01(b), audited financial statements of Veritaz Trading and Exim Private /limited as of March 31, 2022 and March 31, 2021 and unaudited financial statements for the nine months ending as of December 31, 2022 and December 31, 2021 and the accompanying notes are included in this Report beginning on Page F-34.

(d)          Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•              should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•              have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•              may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•              were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere inthis Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1.1	Articles of Incorporation dated April 24, 2008 incorporated by reference to Form 10-12g filed 5/11/21

3.1.2	Articles of Merger dated June 5, 2008 incorporated by reference to Form 10-12g filed 5/11/21

3.1.3	Certificate of Amendment dated March 30, 2009 incorporated by reference to Form 10-12g filed 5/11/21

3.1.4	Certificate of Amendment dated August 29, 2009 incorporated by reference to Form 10-12g filed 5/11/21

3.1.5	Amendment to Certificate of Designation After Issuance dated September 3, 2009 incorporated by reference to Form 10-12g filed 5/11/21

3.1.6	Certificate of Change dated August 11, 2010 incorporated by reference to Form 10-12g filed 5/11/21

3.1.7	Certificate of Change dated September 21, 2010 incorporated by reference to Form 10-12g filed 5/11/21

3.1.8	Certificate of Change dated September 30, 2010 incorporated by reference to Form 10-12g filed 5/11/21

3.1.9	Certificate of Change dated January 31, 2011 incorporated by reference to Form 10-12g filed 5/11/21

3.1,10	Certificate of Change dated March 17, 2011 incorporated by reference to Form 10-12g filed 5/11/21

3.1.11	Certificate of Amendment dated January 12, 2018 incorporated by reference to Form 10-12g filed 5/11/21

3.1.12	Certificate of Amendment dated July 11, 2018 incorporated by reference to Form 10-12g filed 5/11/21

3.1.13	Certificate of Amendment dated May 16, 2019 incorporated by reference to Form 10-12g filed 5/11/21

3.1.14	Certificate, Amendment or Withdrawal of Designation dated March 25, 2020 incorporated by reference to Form 10-12g filed 5/11/21

3.2	Bylaws of Petro USA, Inc (formerly All State Properties Holdings, Inc.) incorporated by reference to Form 10-12g filed 5/11/21

23.1	Consent*

* Filed herewith

PETRO USA, INC.

FORMERLY ALL STATE PROPERTIES HOLDINGS. INC.

FINANCIAL STATEMENTS

JUNE 30, 2022 AND 2021

AND

DECEMBER 31, 2022 AND 2021

C O N T E N T S

Report of Independent Registered Public Accounting Firm – Gries & Associates	24

Report of Independent Registered Public Accounting Firm – Boyle CPA, Inc.	26

Audited Balance Sheets as of June 30, 2022 and 2021	27

Audited Statements of Operations for Year Ended June 30, 2022 and 2021	28

Audited Statements of Changes in Stockholders' Deficit for Year Ended June 30, 2022 and 2021	29

Audited Statements of Cash Flows for Year Ended June 30, 2022 and 2021	30

Notes to Audited Financial Statements for Year Ended June 30, 2022 and 2021	31

Unaudited Balance Sheets as of December 31, 2022 and 2021	37

Unaudited Statements of Operations for Three and Six Months Ended December 31, 2022 and 2021	38

Unaudited Statements of Changes in Stockholders' Deficit for Six Months Ended Dec. 31, 2022 and 2021	39

Unaudited Statements of Cash Flows for Six Months Ended December 31, 2022 and 2021	40

Notes to Unaudited Financial Statements for Six Months Ended December 31, 2021 and 2020	41

Report of Independent Registered Public Accounting Firm – ASA & Associates LLP	45

Audited Balance Sheets for Veritaz as of March 31, 2022 and 2021	46

Audited Statements of Operations for Veritaz for Year Ended March 31, 2022 and 2021	48

Audited Statements of Cash Flows for Veritaz for Year Ended March 31, 2022 and 2021	49

Audited Statements of Changes in Stockholders' Deficit for Year Ended March 31 2022 and 2021	50

Notes to Audited Financial Statements for Vertitaz for Year Ended March 31, 2022 and 2021	51

Review Report of Independent Registered Public Accounting Firm – ASA & Associates LLP	68

Unaudited Balance Sheets for Veritaz as of December 31, 2022 and 2021	69

Unaudited Statements of Operations for Three and Nine Months Ended December 31, 2022 and 2021	70

Unaudited Statements of Cash Flows for Veritaz for Nine Months Ended December 31, 2022 and 2021	71

Unaudited Statements of Changes in Stockholders' Deficit for Nine Months Ended Dec. 31, 2022 and 2021	72

Notes to Unaudited Financial Statements for Veritaz for Nine Months Ended December 31, 2021 and 2020	73

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Suite 1100 Denver, Colorado 80246

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Petro USA, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Petro USA, Inc. (the “Company”) as of June 30, 2022, and the related consolidated statement of operations, statements of stockholders’ deficit, and cash flows for the year then ended, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred losses since inception of $121,801,962. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

blaze@griesandassociates.com 501 S. Cherry Street, Suite 1100, Denver, Colorado 80246 (O)720-464-2875 (M)773-255-5631 (F)720-222-5846

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Suite 1100 Denver, Colorado 80246

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2022.

Denver, CO

October 13, 2022

PCAOB# 67789

blaze@griesandassociates.com 501 S. Cherry Street, Suite 1100, Denver, Colorado 80246 (O)720-464-2875 (M)773-255-5631 (F)720-222-5846

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Petro USA, Inc. (formerly All State Properties Holdings, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Petro USA, Inc. (formerly All State Properties Holdings, Inc.) (the “Company”) as of June 30, 2021, the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the year ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s continuing operating losses raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017 to 2022

Red Bank, NJ

October 20, 2021

331 Newman Springs Road	P (732) 784-1582
Building 1, 4th Floor, Suite 143	F (732) 510-0665
Red Bank, NJ 07701

Petro USA, Inc. (formerly All State Properties Holdings, Inc.)
Balance Sheets

	June 30,
	2022	2021
Assets

Current Assets:
Cash and cash equivalents	$ -	$ -
Total current assets	-	-

Total assets	$ -	$ -

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$ 21,089	$ 19,075
Promissory note and accrued interest to related party	3,795	3,512
Due to related parties	79,659	88,813
Total current liabilities	104,543	111,400

Total liabilities	104,543	111,400

Stockholders' Deficit
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding
	-	-
Common Stock, $0.0001 par value, 500,000,000 and 290,000,000 shares
Authorized, 200,030,920 and 30,920 shares issued and
Outstanding, respectively	20,003	3
Additional paid-in capital	121,677,146	121,677,146
Accumulated deficit	(121,801,692)	(121,788,549)
Total stockholders' deficit	(104,543)	(111,400)

Total liabilities and stockholders' deficit	$ -	$ -

The accompanying notes are an integral part of these financial statements

F-2

Petro USA, Inc. (formerly All State Properties Holdings, Inc.)
Statement of Operations

	For the Years Ended
	June 30,
	2022	2021

Revenues	$ -	$ -

Operating expenses
Other general and administrative expenses	12,860	27,992
Total operating expenses	12.860	27,992

Loss from operations	(12,860)	(27,992)

Other income (expense)
Loss on settlement of debt	-	-
Interest expense	(283)	(12)
Total other income (expense)	(283)	(12)

Net loss	$ (13,143)	$ (28,004)

Basic and fully diluted loss per common share	$ -	$ (.91)

Basic and fully diluted weighted average
common shares outstanding	200,030,920	30,920

The accompanying notes are an integral part of these unaudited financial statements

F-3

Petro USA, Inc. (formerly All State Properties Holdings, Inc.
Statement of Changes in Stockholders' Deficit
For the Years Ended June 30, 2022 and 2021

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at June 30, 2020	-	-	30,218	$ 3	$121,669,646	(121,760,545)	(90,896)

Shares issued for services	1,000,000	1,000	-	-	6,500	-	7,500

Shares returned to treasury	-	-	702	-	-	-	-

Cancellation of preferred shares	(1,000,000)	(1,000)	-	-	1,000	-	-

Net loss for year ended June 30, 2021	-	-	-	-	-	(28,004)	(28,004)

Balance at June 30, 2021	-	$ -	30,920	$ 3	$121,677,146	$(121,788,549)	$(111,400)

Shares issued for cancellation of debt	-	-	200,000,000	20,000	-	-	20,000

Net loss for year ended June 30, 2022	-	-	-	-	-	(13.143)	(13,143)

Balance at June 30, 2022	-	$ -	200,030,920	$ 20,003	$121,677,146	$(121,801,692)	$(104,543)

The accompanying notes are an integral part of these financial statements

F-4

Petro USA, Inc. (formerly All State Properties Holdings, Inc.)
Statement of Cash Flows

	For the Years Ended
	June 30,
	2022	2021

Cash Flows from Operating Activities:
Net loss	$ (13,143)	$ (28,004)
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities:
Issuance of common stock as share-based compensation	-	7,500
Loss on extinguishment of debt	-	-
Changes in assets and liabilities
Increase (decrease) in accounts payable	2,014	3,852
Increase (decrease) in accrued interest to related	283	-
Increase (decrease) in due to related parties	10,846	13,152
Net cash provided by (used in) operating activities	-	(3,500)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-
Proceeds from related part promissory note	-	3,500
Net cash provided by (used in) financing activities	-	3,500

Net increase (decrease) in cash	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	-	-

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Non-cash transactions:
Conversion of related party debt	-	-

The accompanying notes are an integral part of these financial statements

F-5

Petro USA, Inc.

Notes to Financial Statements

For the years ended June 30, 2022 and 2021

1.       Organization, Description of Business, and Basis of Accounting

Business Organization

Petro USA, Inc, formerly All State Properties Holdings, Inc., a corporation (the “Company”) was organized under the state of Nevada on April 24, 2008 to conduct business formerly carried on by its predecessor partnership, All State Properties L.P. (the “Partnership”). The Partnership merged with the Company on May 29, 2008. The Company acquired all of the assets and assumed all of the liabilities and obligations of the Partnership. At May 29, 2008 each unit, par value $0.001 per share of the Partnership was converted into one issued and outstanding share of par value $0.0001 common stock of the Corporation.

On November 10, 2020, the majority of the shareholders and board of directors of the Registrant approved a name change for the Registrant to Petro U.S.A., Inc. to reflect a change in the business to become an operator of truck stops and travel centers in the United States, offering diesel fuel and gasoline, full service and fast food restaurants, maintenance and repair service for trucks, and groceries and convenience goods, among other products and services.

The Company’s fiscal year end is June 30th.

Accounting Basis

These financial statements have been prepared on the accrual basis of accounting following generally accepted accounting principles of the United States of America consistently applied.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At June 30, 2021 and 2020, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily share based compensation and loss on settlement of debt.

As of June 30, 2022, the deferred tax asset related to the Company's net operating loss (NOL) carry forward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carry forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

.

F-6

Petro USA, Inc.

Notes to Financial Statements

For the years ended June 30, 2022 and 2021

1.	Organization, Description of Business, and Basis of Accounting (Continued)

Dividends

The Company has not yet adopted a policy regarding the payment of dividends.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and amounts due to related party approximates its fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

The Company accounts for financial instruments in accordance with the Financial Accounting Standard Board's Accounting Standards Codification Topic 820 – Fair Value Measurements and Disclosures ("ASC 820"), which establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, this policy established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value on a non-recurring basis:

Level 1:  None

Level 2:  None

Level 3:  None

The Fair Value Option permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the years ended June 30, 2022 and 2021, there were no applicable items on which the fair value option was elected. The Fair Value Option may impact our consolidated financial statements in the future.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

F-7

Petro USA, Inc.

Notes to Financial Statements

For the years ended June 30, 2022 and 2021

1.	Organization, Description of Business, and Basis of Accounting (Continued)

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of June 30, 2022 and 2021, the Company’s has no issued and outstanding warrants or options.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and is dependent on obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain the necessary funding it could cease operations as a new enterprise. This raises substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. These financial statements do not include any adjustments that might result from this uncertainty

3.	Income Taxes

The Company provides for income taxes asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This method requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

	June 30.
	2022	2021
Income tax expense at statutory rate	7,210	3,640
Valuation Allowance	(7,210)	(3,640)
Income tax expense per books	$—	$—

F-8

Petro USA, Inc.

Notes to Financial Statements

For the years ended June 30, 2022 and 2021

Income Taxes (Continued)

Net deferred tax assets consist of the following components as of June 30:
	2022	2021
Net Operating Loss Carryover	(212,111)	$(194,823)
Valuation Allowance	212,111	194,823
Net Deferred Tax Asset	$—	$—

The Company has a net operating loss carryover of $824,906 as of June 30, 2022.

The Company has net operating loss carry forwards that were derived solely from operating losses from prior years. These amounts can be carried forward to offset future taxable income indefinitely.  No provision was made for federal income taxes as the Company has significant net operating losses.

At June 30, 2022 and 2021, the Company has established a valuation allowance equal to the deferred tax assets as there is no assurance that the Company will generate future taxable income to utilize these assets.

Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carry forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company. The Company had no uncertain tax positions at June 30, 2022 or 2021.

4.	Capital Stock

The Company has 10,000,000 shares of Preferred Stock authorized at a par value of $0.0001 and none has been issued at June 30, 2021 and 2020.

At June 30, 2022 and 2021, the Company had 200,030,920 and 30,920 common shares issued and outstanding respectively.

On April 12, 2022, the majority of the shareholders and board of directors of the Registrant approved the issuance of an additional 200,000,000 shares at par value to a related party for cancelling $20,000 of debt to that same related party thereby increasing the issued shares from 30,920 to 200,030,920 shares.

On May 5, 2022, the majority of the shareholders and board of directors of the Registrant approved the increase in the number of authorized shares of common stock of the Company, par value $0.0001 per share, from 300,000,000 shares to 500,000,000 shares. The change in authorized number of shares was filed with the State of Nevada the same date.

During the year ended June 30, 2021, 702 shares of common stock were returned to treasury and cancelled.

The Company has no other classes of shares authorized for issuance. At June 30, 2022 and 2021, there were no outstanding stock options or warrants.

F-9

Petro USA, Inc.

Notes to Financial Statements

For the years ended June 30, 2022 and 2021

5.	Related Party Transactions

The Amounts due to related parties are advances from a company controlled by the Company's Chief Executive Officer in order to pay operating expenses of the Company. These advances are non-interest bearing and payable upon demand.

The promissory note to related parties is a note for $3,500 to the Company’s Chief Executive Officer accruing interest at 8% per annum.

6.       Subsequent Events

None

F-10

PETRO USA, INC.

FINANCIAL STATEMENTS

FOR THE FISCAL QUARTER ENDED DECEMBER 31, 2022

TABLE OF C O N T E N T S

PETRO USA, INC.
(formerly All State Properties, Inc.)
Balance Sheets
December 31, 2022 and June 30, 2022

	December 31,	June 30,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ -	$ -
Total current assets	-	-

Total assets	$ -	$ -

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued liabilities	22,554	21,089
Promissory note and accrued interest to related party	3,935	3,795
Accounts payable- related	93,655	79,659
Total current liabilities	120,144	104,543

Total liabilities	120,144	104,543

Commitments	-	-

Stockholders' deficit:
Preferred stock: par value $0.0001 per share, 10,000,000
shares authorized, none issued and outstanding	-	-
Common stock: par value $0.0001 per share, 290,000,000
shares authorized, 33,920 and 200, 033,920 shares issued and
Outstanding on December 31 and June 30, 2022 respectfully	20,003	3
Additional paid-in capital	121,677,146	121,677,146
Accumulated deficit	(121,817,293)	(121,677,136)
Total stockholders' deficit	(120,144	(104,543)

Total liabilities and stockholders' deficit	$ -	$ -

See accompanying notes to financial statements.

PETRO USA, INC.
(formerly All State Properties Holdings, Inc.)
Statements of Operations
Three and Six Months Ended December 31, 2022 and 2021
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net revenues	$ -	$ -	$ -	$ -

Operating expenses:
General and administrative expenses	13,703	2,753	15,461	8,783
Total operating expenses	13,703	2,753	15,461	8,783

Loss from operations	(13,703)	(2,753)	(15,461)	(8,783)

Other expenses:
Interest expense	(70)	(71)	(140)	(141)
Total other expenses	(70)	(71)	(140)	(141)

Income (loss) before income taxes	(13,773)	(2,824)	(15,601)	(8,924)

Income tax expense	-	-	-	-

Net loss	$ (13,773)	$ (2,824)	$ (15,601)	$ (8,924)

Income (loss) per share – basic and diluted:	$ (0.00)	$ (0.09)	$ (0.00)	$ (0.29)

Weighted average number of
common shares outstanding - basic and diluted	200,030,920	30,218	200,030,920	30,920

See accompanying notes to unaudited financial statements.

PETRO USA, INC.
(formerly All State Properties Holdings, Inc.)
Statements of Cash Flows
Six Months Ended December 31, 2022 and 2021
(Unaudited)

For the Six Months Ended
December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$ (15,461)	$ (8,924)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Issuance of common stock as share-based compensation	-	-
Increase (decrease) in liabilities:
Accounts payable	1,465	2,169
Accounts payable- related	13,996	6,755
Cash provided by (used in) operating activities	-	-

Cash flows from investing activities:
Cash provided by investing activities	-	-

Cash flows from financing activities:
Proceeds from notes payable	-	-
Principal payments of notes payable	-	-
Cash used in financing activities	-	-

Net increase (decrease) in cash and cash equivalent	-	-
Cash and cash equivalent - beginning of period	-	-

Cash and cash equivalent - end of period	$ -	$ -

Supplemental Disclosure of Cash Flows Information:
Cash paid during the year for:
Interest	$ -	$ -
Income taxes	$ -	$ -

See accompanying notes to financial statements.

Petro USA, Inc.
(formerly All State Properties Holdings, Inc.)
Statement of Changes in Stockholders' Deficit
For the Three and Six Months Ended September 30, 2021 and 2020
(Unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at June 30, 2022	-	$ -	200,030,920	$ 20,003	$121,677,146	$ (121,801,692)	$ (104,543)

Net loss September 30, 2022	-	-	-	-	-	(1,824)	(1,824)

Balance, September 30, 2022	-	-	200,030,920	20,003	121,677,146	(121,803,520)	(106,372)

Net loss December 31, 2022	-	-	-	-	-	(13,773)	(13,773)

Balance, December 31, 2022	-	$ -	200,030,920	20,003	121,677,146	(121,817,293)	$ (120,144)

Balance, June 30, 2021	-	$ -	30,920	$ 3	$121,677,146	$ (121,788,549)	$ (111,400)

Net loss September 30, 2021	-	-	-	-	-	(6,100)	(6,100)

Balance, September 30, 2021	-	-	30,920	3	121,677,146	(121,794,649)	(117,500)

Net loss December 31, 2021	-	-	-	-	-	(2,824)	(2,824)

Balance, December 31, 2021	-	$ -	30,920	$ 3	$121,677,146	$ (121,797,473)	$ (120,324)

Petro USA, Inc.

Notes to Financial Statements

For the three months and six months ended December 31, 2022 and 2021

1.        Organization, Description of Business, and Basis of Accounting

Business Organization

Petro USA, Inc. formerly All State Properties Holdings, Inc., a corporation (the "Company") was organized under the state of Nevada on April 24, 2008 to conduct business formerly carried on by its predecessor partnership, All State Properties L.P. (the "Partnership"). The Partnership merged with the Company on May 29, 2008. The Company acquired all of the assets and assumed all of the liabilities and obligations of the Partnership. At May 29, 2008 each unit, par value $0.001 per share of the Partnership was converted into one issued and outstanding share of par value $0.0001 common stock of the Corporation. On December 18, 2020, All State Properties Holdings, Inc. changed its name to Petro USA, Inc.

The Company's fiscal year end is June 30th.

Accounting Basis

These financial statements have been prepared on the accrual basis of accounting following generally accepted accounting principles of the United States of America (“U.S. GAAP”) consistently applied.

The accompanying unaudited condensed interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited condensed interim financial statements should be read in conjunction with the financial statements of the Company for the year ended June 30, 2021 and notes thereto contained in our 10-K Annual Report

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent. Actual results could differ from those estimates.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. At December 31, 2022 and June 30, 2022, respectively, the deferred tax asset and deferred tax liability accounts as recorded when material to the financial statements, are entirely the result of temporary and permanent differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily share based compensation and loss on settlement of debt.

.

Petro USA, Inc.

Notes to Financial Statements

For the three months and six months ended December 31, 2022 and 2021

1.        Organization, Description of Business, and Basis of Accounting (Cont.)

Income Taxes

As of December 31, 2022, the deferred tax asset related to the Company's net operating loss (NOL) carry forward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carryforwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

Dividends

The Company and has not yet adopted a policy regarding the payment of dividends.

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and amounts due to related party approximates its fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

The Company accounts for financial instruments in accordance with the Financial Accounting Standard Board's Accounting Standards Codification Topic 820 – Fair Value Measurements and Disclosures ("ASC 820"), which establishes a framework for measuring fair value and expands disclosure of fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, this policy established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following table presents assets that are measured and recognized at fair value on a non-recurring basis:

Petro USA, Inc.

Notes to Financial Statements

For the three months and six months ended December 31, 2022 and 2021

1.        Organization, Description of Business, and Basis of Accounting (Cont.)

Level 1: None

Level 2: None

Level 3: None

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.

As of December 31, 2022, and June 30, 2022, the Company has no issued and outstanding warrants or options.

2.        Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses and is dependent on obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain the necessary funding it could cease operations as a new enterprise. This raises substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.  These financial statements do not include any adjustments that might result from this uncertainty.

3.        Capital Stock

The Company has 10,000,000 shares of Preferred Stock authorized at a par value of $0.0001 and none has been issued at December 31, 2022 and June 30, 2022.

At December 31, 2022 and June 30, 2022, the company had 200.033,920 common shares issued and outstanding.

Petro USA, Inc.

Notes to Financial Statements

For the three months and six months ended December 31, 2022 and 2021

3.        Capital Stock (Cont.)

The Company has no other classes of shares authorized for issuance. At December 31, 2022, and June 30, 2022, there were no outstanding stock options or warrants.

4.       Related Party Transactions

The Amounts due to related parties are advances from a company controlled by the Company's Chief Executive Officer in order to pay operating expenses of the Company. These advances are non-interest bearing and payable upon demand.

5.       Subsequent Events

None.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Veritaz Trading and Exim Private Limited

Results of Review of Interim Financial Statements

We have reviewed the accompanying financial statements of Veritaz Trading and Exim Private Limited (the "Company") as of December 31, 2022, and for the nine-month periods then ended, and the related notes and schedules (collectively referred to as the "interim financial statements"). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Basis for Review Results

These interim financial statements are the responsibility of the Company's management. We are a public accounting firm registered with the Public Company Accounting and Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and PCAOB. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Emphasis of Matter

1.	The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company has suffered recurring losses from operations, negative cash flows from operations, and a significant accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 20. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	We draw attention to Note 8 to the financial statements regarding the arrangement between the Company and one of the Director for providing interest free collateral deposit to the Director in lieu of providing his personal property as a mortgage for securing loan in the Company. The outstanding balance of such collateral deposit is INR 78,016,627 as at December 31, 2022.

3.	We draw attention to Note 5(2) to the financial statements regarding the advance of INR 8,100,000 as at December 31, 2022 (previous year INR 6,100,000) provided to a director for incurring expense on behalf of the company. As described in the aforementioned note, pending receipt of expense statement from such director the advance balance has been fully provided for in the profit and loss account, as per the estimates provided to us.

ASA & Associates LLP

We have served as Company’s auditor since 2023.

Gurugram, India

Date April 12, 2023

Veritaz Trading and Exim Private Limited
Balance Sheets
(in INR, except per share data and share count)

	As of March 31,
Particulars	2022	2021
Assets
Current assets:
Cash and cash equivalents	1,206,890	4,301,596
Accounts receivable, net	19,531,169	6,379,260
Inventories	5,020,158	8,830,533
Prepayments and other current assets	38,012,782	87,635,421
Total current assets	63,770,999	107,146,810
Non current assets
Restricted cash and cash equivalents	514,877	598,597
Non marketable securities	48,974	48,974
Property and equipment, net	7,293,371	8,976,287
Other long term assets	73,053,516	43,640,013
Total assets	144,681,737	160,410,681

Liabilities and shareholders' deficit
Current liabilities
Current portion of long-term borrowings	7,737,462	7,033,380
Short term borrowings	16,669,440	4,280,040
Accounts payable and accrued expenses	33,697,940	47,564,527
Other current liabilities	22,845,626	21,143,211
Total current liabilities	80,950,468	80,021,158

Non current liabilities
Long term borrowings	94,468,376	88,145,998
Total liabilities	175,418,844	168,167,155

Shareholders' equity
Ordinary Share Capital, INR 10 par value per share, 5,00,000 shares authorized; 10,000 shares and 10,000 shares issued and outstanding as of March 31, 2022, March 31, 2021 respectively	100,000	100,000
Accumulated deficit	(30,837,107)	(7,856,475)
Total shareholders’ deficit	(30,737,107)	(7,756,475)
Total equity	(30,737,107)	(7,756,475)
Total liabilities and Shareholders’ equity	144,681,737	160,410,681

The accompanying notes are an integral part of these financial statements.

Veritaz Trading and Exim Private Limited
Balance Sheets
(in INR, except per share data and share count)

	As of March 31,
Particulars	2022	2021
Assets
Current assets:
Cash and cash equivalents	1,206,890	4,301,596
Accounts receivable, net	19,531,169	6,379,260
Inventories	5,020,158	8,830,533
Prepayments and other current assets	38,012,782	87,635,421
Total current assets	63,770,999	107,146,810
Non current assets
Restricted cash and cash equivalents	514,877	598,597
Non marketable securities	48,974	48,974
Property and equipment, net	7,293,371	8,976,287
Other long term assets	73,053,516	43,640,013
Total assets	144,681,737	160,410,681

Liabilities and shareholders' deficit
Current liabilities
Current portion of long-term borrowings	7,737,462	7,033,380
Short term borrowings	16,669,440	4,280,040
Accounts payable and accrued expenses	33,697,940	47,564,527
Other current liabilities	22,845,626	21,143,211
Total current liabilities	80,950,468	80,021,158

Non current liabilities
Long term borrowings	94,468,376	88,145,998
Total liabilities	175,418,844	168,167,155

Shareholders' equity
Ordinary Share Capital, INR 10 par value per share, 5,00,000 shares authorized; 10,000 shares and 10,000 shares issued and outstanding as of March 31, 2022, March 31, 2021 respectively	100,000	100,000
Accumulated deficit	(30,837,107)	(7,856,475)
Total shareholders’ deficit	(30,737,107)	(7,756,475)
Total equity	(30,737,107)	(7,756,475)
Total liabilities and Shareholders’ equity	144,681,737	160,410,681

The accompanying notes are an integral part of these financial statements.

Veritaz Trading and Exim Private Limited
Statements of Operations
(in INR, except per share data and share count)

	Year ended March 31,
Particulars	2022	2021

Revenue	26,403,875	105,469,810
Costs and expenses:
Cost of sales and services	14,873,599	36,845,899
Sales and marketing	10,123,238	4,983,061
General and administrative	18,390,969	9,391,102
Depreciation and amortization	1,846,490	2,715,007
Total costs and expenses	45,234,296	53,935,069
Profit/(Loss) from operations	(18,830,421)	51,534,741
Interest income/(expense)
Interest income	2,767,532	2,049,007
Interest expense	(15,604,876)	(12,518,902)
Other income/(expense), net	555,479	2,797,417
Total other income/(expense)	(12,281,864)	(7,672,479)

Profit/(Loss) before income taxes	(31,112,285)	43,862,263
Less: provision for income taxes	(8,131,653)	575,544

Net profit / (loss)	(22,980,632)	43,286,718
Net profit / (loss) attributable to Veritaz Trading and Exim Private Limited. shareholders	(22,980,632)	43,286,718

Net loss per share attributable to Common shareholders
Basic and diluted	(2,298.06)	4,328.67

Weighted-average number of shares outstanding used to compute net loss per share attributable to shareholders
Basic and diluted	10,000	10,000

The accompanying notes are an integral part of these financial statements.

Veritaz Trading and Exim Private Limited
Statements of Cash Flow
(in INR)
	Year ended March 31,
Particulars	2022	2021

Cash flows from operating activities
Net profit/(loss) before taxes	(31,112,285)	43,862,263
Adjustments to reconcile net profit/(loss) to net cash used in operating activities:
Depreciation and amortization	1,846,490	2,715,007
Profit on sale of property and equipment	—	(1,295,885)
Interest Expense	15,604,876	12,518,902
Balances written off/(back)	8,454,391	(1,094,762)
Changes in assets and liabilities
Inventories	3,810,374	3,661,362
Long term assets	(21,281,850)	(5,793,935)
Accounts receivables, net	(13,151,908)	(2,117,606)
Prepayments and other assets	41,168,248	(66,492,925)
Accounts payable and accrued expenses	(13,866,587)	26,561,054
Other liabilities	1,702,416	11,073,807
Net cash used in operating activities	(6,825,836)	23,597,282

Cash flows from investing activities
Purchase of property and equipment	(163,574)	(68,750)
Non Marketable asset	(0)	255,154
Proceeds from sale of property, plant and equipment	—	3,400,000
Net cash used in investing activities	(163,574)	3,586,404

Cash flows from financing activities
Proceeds from short-term borrowings	13,093,482	(10,675,438)
Proceeds from long-term borrowings	6,322,378	(864,658)
Interest paid on borrowings	(15,604,876)	(12,518,902)
Net cash generated from financing activities	3,810,984	(24,058,998)
Net decrease in cash and cash equivalents	(3,178,426)	3,124,688
Cash and cash equivalents (including restricted cash and cash equivalents) at the beginning of the year	4,900,193	1,775,505
Cash and cash equivalents (including restricted cash and cash equivalents) at the end of the year	1,721,767	4,900,193

Reconciliation of cash and cash equivalents
Cash and cash equivalents	1,206,890	4,301,596
Restricted cash and cash equivalents	514,877	598,597
Total cash and cash equivalents	1,721,767	4,900,193

The accompanying notes are an integral part of these financial statements.

Veritaz Trading and Exim Private Limited
Statement of changes in Shareholders' equity
(in INR, except per share data and share count)

	Ordinary Share Capital		Accumulated deficit	Total shareholders' deficit
	Shares	Amount
Balance as of April 1, 2020 (controlling interest)	10,000	100,000	(51,143,193)	(51,043,193)
Adjustments:
Net profit attributable to common shareholders (controlling interest)	—	—	43,286,718	43,286,718
Other comprehensive income	—	—	—	—
Balance as of March 31, 2021 (controlling interest)	10,000	100,000	(7,856,475)	(7,756,475)
Adjustments:
Net profit /(Loss) attributable to common shareholders (controlling interest)	—	—	(22,980,632)	(22,980,632)
Other comprehensive income	—	—	—	—
Balance as of March 31, 2022 (controlling interest)	10,000	100,000	(30,837,107)	(30,737,107)

The accompanying notes are an integral part of these financial statements.

Veritaz Trading and Exim Private Limited

Notes to the financial statements (in INR)

1.	Organization

Veritaz Trading and Exim Private Limited was incorporated in India and registered under the Companies Act, 1956 having its registered office at S-61 Panscheel Park, New Delhi -110019. Veritaz is a company focused towards marketing technical and performance textiles in the Indian market and has bagged Indian market representations from pioneer technical textile & Field Medical Products and equipment’s. Further, Veritaz has also developed exclusive relationships in technical textile range to Indian armed forces, Paramilitary, MHA, B2B & B2C segments of the open Indian Market.

2.	Summary of significant accounting policies

a)	Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The financial statements reflect all adjustments that management considers necessary for a fair presentation of the results of operations for these periods.

b)	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions, which affect the reported amounts in the financial statements and accompanying notes. Estimates are based on historical experience, where applicable, and other assumptions which management believes are reasonable under the circumstances. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for accounts receivables, fair values of financial instruments, measurement of defined benefit obligations, impairment of non-financial assets, useful lives of property plant and equipment and intangible assets, income taxes, certain deferred tax assets and tax liabilities, and other contingent liabilities. Although these estimates are inherently subject to judgment and actual results could differ from those estimates, management believes that the estimates used in the preparation of the financial statements are reasonable.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.

c)	Revenue

Revenues consist primarily of revenue from:

-	Sale of traded Goods
-	Royalty from Technical Textile

The Company recognizes revenue at the time of transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer.

Royalty Income

The Company has developed a technical know-how with a largest socks manufacturer in India. The Company is entitled to received royalty against the sales made by the counter party to the royalty agreement. The royalty income is accrued at the time of satisfactory completion of orders by the counter party.

Sale of traded goods

The Company enters a contract with customers for the purpose of distributing combat medical products and fabrics. The Company’s performance obligation under the contract is to sell the product to earn income. Revenue from this is recognized at a point in time when the related services are rendered as per the terms of the agreement with customer. Revenue is disclosed net of the Goods and Service tax charged on such services.

Contract assets and liabilities

Contract Asset consist of amounts to be received by the Company for which the Company has already transferred goods and services to a customer but not yet received payment (or is not yet due) as of the balance sheet date.

Contract assets are classified as current in the balance sheet when the revenue recognition associated with the related receivables and invoicing is expected to occur within one year of the balance sheet date and as long-term when the revenue recognition associated with the related receivables and invoicing is expected to occur in more than one year from the balance sheet date.

d)	Cost of revenue

Company’s trading business involves procuring goods from distributors as well as Company’s consultants. The cost of revenue for trading business includes freight and cartridge paid and other direct expenses related to facilities.

For royalty income, commissions paid to consultants as a fixed percentage of royalty are treated as cost of revenue.

Costs forming part of cost of revenue are recognized as incurred.

e)	Cash and cash equivalents

Cash and cash equivalents primarily represent cash, balances in current bank accounts.

f)	Restricted cash and cash equivalents

Restricted cash and cash equivalents are pledged as security for contractual arrangements. Restricted cash and cash equivalents are classified as current and noncurrent assets based on the term of the remaining restriction.

g)	Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk are reflected principally in cash and cash equivalents, investment in equity securities and accounts receivable. The Company places its cash and cash equivalents and funds respectively with high credit ratings, limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the corporations and banks with which it does business. The Company has not experienced any losses to date related to these concentrations.

h)	Accounts receivable

The Company classifies its right to consideration in exchange for deliverables as either accounts receivable or a contract asset. An account receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due) regardless of whether the amounts have been billed. The customers are billed on a monthly and/or other mutually agreed basis with the customers. The payment terms are generally 30 to 60 days from the invoice date. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows. Outstanding accounts receivables are reviewed periodically, and allowances are provided for the estimated amount of receivables that may not be collected. Accounts receivable, less allowance for doubtful accounts, reflect the net realizable value of receivables and approximate fair value. In establishing the required allowance, management considers customers’ financial conditions, the amount of receivables in dispute, historical experience and the current receivables’ aging, which are reviewed periodically and as needed. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

i)	Property, plant, and equipment

Property, plant, and equipment represents the costs of furniture and fixtures, plant and machinery, office and computer equipment, and motor vehicle. Cost also includes any costs necessarily incurred to bring asset to the condition and location necessary for its intended use. Property, plant, and equipment are stated at cost, less accumulated depreciation, and impairment losses. Depreciation is calculated using the reducing balance method over the assets’ estimated useful lives except for Investment property which is depreciated using straight line method as follows:

Assets	Useful lives (years)
Office equipment	5 years
Computers	3 years
Furniture and fixtures	10 years
Motor Vehicle	10 years
Investment Property - Buildings	25 years

The Company reviews the remaining estimated useful lives of its property and equipment on an ongoing basis. Management is required to use judgment in determining the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to the Company’s business model, changes in the Company’s business strategy, or changes in the planned use of property and equipment could result in the actual useful lives differing from the Company’s current estimates. In cases where the Company determines that the estimated useful life of property and equipment should be shortened or extended, the Company would apply the new estimated useful life prospectively.

The Company reviews property and equipment for impairment when events or circumstances indicate the carrying amount may not be recoverable.

Costs of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses.

j)	Investment property

Investment properties are measured at cost less depreciation and any accumulated impairment losses. Gain and losses on disposal are recognized in profit or loss account.

Investment properties are disclosed under Property, Plant and Equipment in the balance sheet.

k)                Impairment

The Company assesses at each reporting date whether there is any objective evidence that a non-financial asset or a group of non-financial assets are impaired. If any such indication exists, the Company estimates the amount of impairment loss. For the purpose of assessing impairment, the smallest identifiable group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows from other assets or groups of assets is considered as a cash generating unit. If any such indication exists, an estimate of the recoverable amount of the individual asset/cash generating unit is made.

An impairment loss is calculated as the difference between an asset’s carrying amount and recoverable amount. Losses are recognized in profit or loss and reflected in an allowance account. When the Company considers that there are no realistic prospects of recovery of the asset, the relevant amounts are written off. If the amount of impairment loss subsequently decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, then the previously.

l)	Fair value measurements and financial instruments

Fair value is determined in accordance with a fair value hierarchy that prioritizes the inputs and assumptions used, and the valuation techniques used to measure fair value. The three levels of the fair value hierarchy are described as follows: